UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 31, 2013
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2013, nine subsidiaries of Sun Communities Operating Limited Partnership (“SCOLP”), the primary operating subsidiary of Sun Communities, Inc. (the “Company”), entered into a Loan Agreement with Bank of America N.A. (“BOA”) under which BOA made a $72.4 million term loan (the “Pool A Loan”) and nine other subsidiaries of SCOLP entered into a Loan Agreement with BOA under which BOA made a $69.1 million term loan (the “Pool B Loan,” and together with the Pool A Loan, the “Loans”). The Pool A Loan and the Pool B Loan accrue interest at the rate of 4.89% per year and 4.90% per year, respectively. The borrowers under each Loan are required to make monthly interest-only payments until February 1, 2017, and from that date until the maturity date monthly principal and interest payments calculated based on a 30-year amortization period. Each Loan matures on January 1, 2024. The Pool A Loan is secured by mortgages, assignment of leases and rents and a deed of trust on eight manufactured home communities and two recreational vehicle communities and the Pool B Loan is secured by mortgages and assignment of leases and rents on eight manufactured home communities and one recreational vehicle community. SCOLP has guaranteed each Loan. The Company used the proceeds of the Loans and $34.4 million in cash to repay in full 11 loans previously made by BOA to subsidiaries of the Company.
Each Loan is generally non-recourse, however, the borrower under each Loan and SCOLP are jointly and severally responsible for certain customary non-recourse carveouts. In addition, each Loan will be fully recourse to the borrowers and SCOLP on a joint and several basis if (a) the borrowers under such Loan violate certain special purpose entity covenants which results in a bankruptcy and substantive consolidation of the assets and liabilities of the borrowers or the Company or SCOLP, or violate the due on sale/encumbrance covenants set forth in the loan documents; (b) a voluntary bankruptcy proceeding is commenced by the borrowers or an involuntary bankruptcy proceeding that has been commenced against the borrowers and in connection with which the borrowers or any affiliate has colluded or acquiesced in any way; or (c) the borrowers fail to obtain BOA’s consent to any subordinate financing or other voluntary lien encumbering properties which are not permitted pursuant to the loan documents.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Loan Agreements and Promissory Notes which are filed as Exhibits to this Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in and incorporated into Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(d)     Effective January 1, 2014, the Board of Directors, or the Board, of Sun Communities, Inc. (the “Company”) increased the number of members of the Board from seven (7) to eight (8) as permitted under the Company’s bylaws and appointed Brian M. Hermelin to serve as a director of the Company until the annual meeting of the Company’s stockholders to be held in 2014 and until his successor is elected and qualifies. In addition, Mr. Hermelin has been appointed to the Audit Committee and Executive Committee of the Board, and has been designated as an audit committee financial expert.

The Company entered into an indemnification agreement with Mr. Hermelin on the same terms as the indemnification agreements with the Company’s other executive officers and directors. Under the terms of this agreement, the Company has agreed (subject to certain exclusions), to hold harmless and indemnify Mr. Hermelin against any and all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which he is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that he is, was or at any time becomes a director, officer, partner, trustee, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans), to the fullest extent authorized and permitted by applicable law on the date of such agreement and to such greater extent as applicable law may thereafter permit.

In addition, the indemnification agreement provides that the Company will make an advance payment of expenses to Mr. Hermelin in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the prior paragraph, subject to receipt of an undertaking by or on behalf of Mr. Hermelin to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized under the agreement.

Mr. Hermelin, age 48, is the Co-Founder and Managing Partner since 2007 of Rockbridge Growth Equity LLC, a private equity investment firm focusing on companies in the business services, financial services, sports, media and entertainment, and consumer direct marketing industries. Mr. Hermelin is also a co-founder and General Partner of Detroit Venture Partners, LLC, a venture capital firm based in Detroit, Michigan. From December 2000 to May 2011, Mr. Hermelin served as Chairman and Chief Executive Officer of Active Aero Group/USA Jet Airlines Inc., an air charter and logistics firm that also operates an air charter service for freight and passenger air transport. In addition, Mr. Hermelin has served as the chair of the Audit Committee of Rock Ohio Caesars LLC.

There is no agreement or understanding between Mr. Hermelin and any other person pursuant to which he was appointed to the Board and Mr. Hermelin has not had any transactions with the Company or any of its subsidiaries, and there is no family relationship among the Company’s officers and directors and Mr. Hermelin.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
10.1
Loan Agreement dated December 31, 2013 among Bank of America N.A., as lender, and Aspen-Alpine Project, LLC, Sun Cobus Green LLC, Aspen-Country Project, LLC, Sun Pool 3 LLC, Sun Rainbow RV LLC, Sun Tampa East, LLC, Country Hills Village Mobile Home Park, LLC, Dutton Mill Village, LLC and Sun Forest Meadows LLC, as borrowers

10.2
Loan Agreement dated December 31, 2013 among Bank of America N.A., as lender, and Sun Big Timber RV LLC, Cider Mill Village Mobile Home Park, LLC, Sun Continental North LLC, Aspen-Byron Project, LLC, Sun Camelot Villa LLC, Sun Fisherman’s Cove LLC, Sun Gold Coaster LLC, Sun Pine Hills LLC and Aspen-Town & Country Associates II, LLC, as borrowers

10.3
Promissory Note dated December 31, 2013 in the original principal amount of $72,438,339 made by Aspen-Alpine Project, LLC, Sun Cobus Green LLC, Aspen-Country Project, LLC, Sun Pool 3 LLC, Sun Rainbow RV LLC, Sun Tampa East, LLC, Country Hills Village Mobile Home Park, LLC, Dutton Mill Village, LLC and Sun Forest Meadows LLC in favor of Bank of America N.A.

10.4
Promissory Note dated December 31, 2013 in the original principal amount of $69,061,661 made by Sun Big Timber RV LLC, Cider Mill Village Mobile Home Park, LLC, Sun Continental North LLC, Aspen-Byron Project, LLC, Sun Camelot Villa LLC, Sun Fisherman’s Cove LLC, Sun Gold Coaster LLC, Sun Pine Hills LLC and Aspen-Town & Country Associates II, LLC in favor of Bank of America N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: January 7, 2014	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Loan Agreement dated December 31, 2013 among Bank of America N.A., as lender, and Aspen-Alpine Project, LLC, Sun Cobus Green LLC, Aspen-Country Project, LLC, Sun Pool 3 LLC, Sun Rainbow RV LLC, Sun Tampa East, LLC, Country Hills Village Mobile Home Park, LLC, Dutton Mill Village, LLC and Sun Forest Meadows LLC, as borrowers

10.2
Loan Agreement dated December 31, 2013 among Bank of America N.A., as lender, and Sun Big Timber RV LLC, Cider Mill Village Mobile Home Park, LLC, Sun Continental North LLC, Aspen-Byron Project, LLC, Sun Camelot Villa LLC, Sun Fisherman’s Cove LLC, Sun Gold Coaster LLC, Sun Pine Hills LLC and Aspen-Town & Country Associates II, LLC, as borrowers

10.3
Promissory Note dated December 31, 2013 in the original principal amount of $72,438,339 made by Aspen-Alpine Project, LLC, Sun Cobus Green LLC, Aspen-Country Project, LLC, Sun Pool 3 LLC, Sun Rainbow RV LLC, Sun Tampa East, LLC, Country Hills Village Mobile Home Park, LLC, Dutton Mill Village, LLC and Sun Forest Meadows LLC in favor of Bank of America N.A.

10.4
Promissory Note dated December 31, 2013 in the original principal amount of $69,061,661 made by Sun Big Timber RV LLC, Cider Mill Village Mobile Home Park, LLC, Sun Continental North LLC, Aspen-Byron Project, LLC, Sun Camelot Villa LLC, Sun Fisherman’s Cove LLC, Sun Gold Coaster LLC, Sun Pine Hills LLC and Aspen-Town & Country Associates II, LLC in favor of Bank of America N.A.